Exhibit No. 1                 CERTIFICATE OF
                              INCORPORATION
                                   OF
                            AGE RESEARCH, INC.

                                ARTICLE I

           The name of the Corporation is AGE RESEARCH, INC.

                               ARTICLE II

The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, County of New Castle. The registered agent in charge thereof at such address is The corporation Trust Company.

                               ARTICLE III

The nature of the business, and the objects and proposed to be transacted, promoted and carried on., are to co any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any par. c the world, viz.:

     "The purpose of the Corporation is to engage in any lawful act or activity for which corporations may. be organized under the General Corporation Law of Delaware."

                               ARTICLE IV

The amount of the total authorized capital stock of this Corporation is One Hundred Thousand Dollars ($100,000) divided into 100,000,000 shares of $.001 par value each. All shares shall be designated as Common Stock. Shareholders shall not have preemptive rights or be entitled to cumulative voting in connection with the shares of the Company's Common Stock.

                                ARTICLE V

     The name and mailing address of the incorporator of the Company is:

     Richard F. Holt                 26081 Avenida Aeropuerto, Suite E-1
                                     San Juan Capistrano, CA 92675

     Martin A. Voet                  26081 Avenida Aeropuerto, Suite E-1
                                     San Juan Capistrano, CA 92675

     Rollin Green, M.D.              26081 Avenida Aeropuerto, Suite E-1
                                     San Juan Capistrano, CA 92675


                                ARTICLE VI

The powers of the incorporator(s) shall terminate upon the filing of this Certificate of Incorporation, and the names and mailing addresses of the persons to serve as directors until the first- annual meeting of stockholders or until successors are elected and quality are:

      Name of Director                      Mailing Address
      ----------------                      ---------------
     Richard F. Holt                 26081 Avenida Aeropuerto, Suite E-1
                                     San Juan Capistrano, CA 92675

     Martin A. Voet                  26081 Avenida Aeropuerto, Suite E-1
                                     San Juan Capistrano, CA 92675

     Rollin Green, M.D.              26081 Avenida Aeropuerto, Suite E-1
                                     San Juan Capistrano, CA 92675

The number of members of the Board of Directors shall be fixed from time to time by the Board of Directors. If any vacancy occurs, the remaining directors, by an affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of stockholders.

                                ARTICLE VII

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     1. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

     2. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                              ARTICLE VIII

The Board of Directors shall have the power to make, adopt, amend or repeal the Bylaws of the Corporation.

                              ARTICLE IX

     Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

(iii) under Section 74 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 2.  Indemnification and Insurance.

     (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation-to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

     (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate, and do certify that the facts stated herein are true; and have executed this Certificate of Incorporation.

Dated: 3/17, 1987.

                               /s/ Richard F. Holt
                               /s/ Martin A. Voet
                               /s/ Rollin Green, M.D.


STATE OF Utah      )
                   )ss.
COUNTY OF Salt Lake)

      On the 17th day of March, 1987, personally appeared before me, Richard
F. Holt, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 17th day of March, 1987.

                                  /s/ sic., NOTARY PUBLIC
                                  Residing at Salt Lake

My Commission expires: 5/21/89

STATE OF Utah      )
                   )ss.
COUNTY OF Salt Lake)

      On the 17th day of March, 1987, personally appeared before me, Richard
F. Holt, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 17th day of March, 1987.

                                  /s/ A.O. Headman, NOTARY PUBLIC
                                  Residing at Salt Lake

My Commission expires: 5/21/89


STATE OF California)
                   )ss.
COUNTY OF Orange   )

      On the 16th day of March, 1987, personally appeared before me, Richard
F. Holt, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 16th day of March, 1987.

                                  /s/ sic., NOTARY PUBLIC
                                  Residing at El Toro, CA

My Commission expires: 6-7-89